Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Form N-14 of the Brookfield High Income Fund Inc. and to the use of our reports, dated May 29, 2013 on the financial statements and financial highlights of Helios Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund, Inc., and Helios Strategic Income Fund, Inc., and August 27, 2013 on the financial statements and financial highlights of Brookfield High Income Fund Inc. (formerly Helios High Yield Fund).  Such financial statements and financial highlights appear in the March 31, 2013 Annual Report to Shareholders for Helios Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund, Inc., and Helios Strategic Income Fund, Inc. and the June 30, 2013 Annual Report to Shareholders for Brookfield High Income Fund Inc. (formerly Helios High Yield Fund), which are incorporated by reference in the Joint Proxy Statement/Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

May 20, 2014